SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2015

NATIONAL COMMERCE CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-55336	20-8627710
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer ID No.)

813 Shades Creek Parkway, Suite 100

Birmingham, Alabama 35209

(Address of principal executive offices)

Registrant’s telephone number, including area code: (205) 313-8100

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On February 18, 2015, National Commerce Corporation (the “Company”) held a Special Meeting of Stockholders (the “Special Meeting”). Summarized below is a description of the matter voted on at the Special Meeting and the final results of such voting:

Proposal – Approval of an Amendment to the Certificate of Incorporation to Increase the Number of Shares of Common Stock Authorized for Issuance. The stockholders of the Company approved an amendment to the Company’s Certificate of Incorporation to increase the total number of shares of common stock, par value $0.01, authorized for issuance from 12,500,000 to 30,000,000. The result of the vote taken at the Special Meeting was as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes

4,527,738	8,270	7,859	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized.

NATIONAL COMMERCE CORPORATION

February 18, 2015	/s/ John H. Holcomb, III
John H. Holcomb, III
Chairman and Chief Executive Officer